                               SCHEDULE 14A
                              (RULE 14A-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT
                         SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                                  of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement         [ ]  Confidential, for Use of the
                                             Commission Only (as permitted
                                             by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      HASTINGS MANUFACTURING COMPANY
             (Name of Registrant as Specified in its Charter)

       _____________________________________________________________
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

    [X]   No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)   Title of each class of securities to which transaction applies:
          -----------------------------------------------------------------
    (2)   Aggregate number of securities to which transaction applies:
          -----------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the file fee is calculated and state how it was determined):
          -----------------------------------------------------------------
    (4)   Proposed maximum aggregate value of transaction:
          -----------------------------------------------------------------
    (5)   Total fee paid:
          -----------------------------------------------------------------
    [ ]   Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

    (1)   Amount previously paid:
          -----------------------------------------------------------------
    (2)   Form, Schedule or Registration Statement No.:
          -----------------------------------------------------------------
    (3)   Filing party:
          -----------------------------------------------------------------
    (4)   Date filed:
          -----------------------------------------------------------------

                   HASTINGS MANUFACTURING COMPANY
                          325 North Hanover
                      Hastings, Michigan 49058
                    Telephone No. (616) 945-2491
                    Facsimile No. (616) 945-4667



              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD MAY 6, 1997
__________________________________________________________________________


     You are cordially invited to attend the annual shareholder meeting of Hastings Manufacturing Company, a Michigan corporation ("Hastings"), to be held at its principal office located at 325 North Hanover, Hastings, Michigan, on Tuesday, the 6th day of May, 1997, at 9:00 a.m., local time, for the following purposes:

     1. To elect three (3) directors for three-year terms expiring in 2000.

     2. To transact any other business that may properly come before the meeting and any adjournment thereof.

     Only shareholders of record at the close of business on March 21, 1997, are entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournments thereof.

     Your attention is directed to the enclosed Proxy Statement and Proxy. The annual report of Hastings for the year ended December 31, 1996, is also enclosed.

     ALL SHAREHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, THIS PROXY WILL NOT BE USED.

                           By Order of the Board of Directors


                           /s/MONTY C. BENNETT
                           MONTY C. BENNETT
                           Secretary


April 11, 1997

                   HASTINGS MANUFACTURING COMPANY
                          325 North Hanover
                      Hastings, Michigan 49058
                    Telephone No. (616) 945-2491
                    Facsimile No. (616) 945-4667

                   ANNUAL MEETING OF SHAREHOLDERS
                             MAY 6, 1997
                           PROXY STATEMENT

                            INTRODUCTION

     This Proxy Statement and the enclosed Proxy are being furnished to holders of Common Stock, $2 par value per share ("Common Stock"), of Hastings Manufacturing Company ("Hastings" or the "Company") in connection with the solicitation of proxies by the Board of Directors of Hastings for use at the Annual Meeting of Shareholders and any adjournment thereof. The Annual Meeting will be held at 9:00 a.m., local time, on May 6, 1997, at the principal office of Hastings located at 325 North Hanover, Hastings, Michigan, for the purposes set forth in the accompanying "Notice of Annual Meeting of Shareholders."

     If a Proxy in the enclosed form is properly executed and returned to Hastings, the shares of Common Stock represented by the Proxy will be voted in accordance with the wishes specified on the Proxy. If no choice is specified, the designated proxies will vote the shares represented by the Proxy for the election of the three director nominees named in this Proxy Statement and in accordance with their best judgment with respect to any other matter that may properly come before the meeting and any adjournment thereof.

     Any shareholder who executes and delivers a Proxy may revoke it at any time before it is voted at the Annual Meeting by giving notice in writing directed to the Secretary of Hastings at the address set forth above, by submitting a Proxy bearing a later date or by attending the meeting and voting in person. A shareholder's attendance at the Annual Meeting will not, by itself, revoke that shareholder's proxy.

     This Proxy Statement is being mailed to shareholders of Hastings on or about April 11, 1997.

                        ELECTION OF DIRECTORS

     The Board of Directors has nominated the following persons for election to the Board of Directors for three-year terms expiring at the Annual Meeting of Shareholders in 2000 or until their successors are elected and qualified:

       Mark R.S. Johnson          Dale W. Koop      Douglas A. DeCamp

     Five other directors are serving terms that will expire in 1998 and 1999. The designated proxies intend to vote for the election of the three nominees named above. Each of the nominees has consented to being named in this Proxy Statement and to serve as a director if elected. If any nominee should become unable or unwilling to serve, which is not contemplated, the incumbent Board of Directors may or may not select a substitute nominee.
If a substitute nominee is selected, the shares represented by a Proxy will be voted for the election of the substitute nominee. If a substitute nominee is not selected, the shares represented by a Proxy will be voted for the election of the remaining nominees. Proxies will not be voted for more than the number of nominees named in this Proxy Statement.

     A plurality of votes cast by the holders of shares of Common Stock present in person or by proxy at the Annual Meeting and voting on the election of directors is required to elect directors. For the purpose of counting votes on the election of directors, abstentions, broker non-votes and other shares not voted will not be counted as shares voted on the election and the number of votes of which a plurality is required will be reduced by the number of shares not voted.

          YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
                    FOR ALL NOMINEES AS DIRECTORS


                          VOTING SECURITIES

     The Board of Directors fixed the close of business on Friday, March 21, 1997, as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders to be held May 6, 1997, and any adjournments thereof.

     At the close of business on March 21, 1997, 390,903 shares of Common Stock were issued and outstanding. Each share of Common Stock issued and outstanding on the record date entitles its holder to one vote in person or by proxy on each matter presented for shareholder action.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following persons beneficially owned more than five percent of the outstanding shares of Hastings Common Stock as of March 21, 1997:

  NAME AND ADDRESS                    AMOUNT OF                      NATURE OF                       PERCENT OF
    OF BENEFICIAL                     BENEFICIAL                     BENEFICIAL                      OUTSTANDING
OWNER OF COMMON STOCK                 OWNERSHIP                      OWNERSHIP                         SHARES
---------------------                 ---------                      ---------                       -----------
Stephen I. Johnson                     640 shares          Sole voting and investment power             0.16%
907 West Madison                   117,345 shares<F1>      Shared voting and investment power          30.02%
Hastings, MI 49058

The Stephen I. Johnson                 -0- shares          Sole voting and investment power                --
Family Group <F2>                  177,747 shares          Shared voting and investment power          45.47%
c/o Stephen I. Johnson
907 West Madison
Hastings, MI 49058

Dimensional Fund                    27,900 shares          Sole voting and investment power             7.14%
Advisors, Inc. <F3>                    -0- shares          Shared voting and investment power              --
1299 Ocean Ave.
Suite 650
Santa Monica, CA 90401

Amici Associates and                35,600 shares          Sole voting and investment power             9.10%
The Collectors' Fund <F4>              -0- shares          Shared voting and investment power              --
100 Park Avenue
New York, New York 10017

Mark R. S. Johnson <F5>             26,726 shares          Sole voting and investment power             6.84%
c/o Hastings Mfg. Co.                  -0- shares          Shared voting and investment power              --
325 North Hanover
Hastings, MI 49058

_______________________________________
    <F1> This number does not include 14,111 shares held by Mr. Johnson and two other persons as co-trustees of a testamentary trust established by Mr. Johnson's father. This number includes shares held by the Stephen I. Johnson Trust, the Isabel Sage Johnson Trust, the Anna M. Johnson Trust and the Aben E. Johnson Trust, each for which Mr. Johnson is a trustee and shares held by SAMCO, Inc., of which Mr. Johnson is the majority shareholder.

    <F2> On October 26, 1982, the Stephen I. Johnson Family Group
("Family Group") filed a report on Schedule 13D (the "Schedule 13D") with the Securities and Exchange Commission and the American Stock Exchange in connection with a tender offer which terminated in January of 1983. Amendment No. 2 to the Schedule 13D was filed with the Securities and Exchange Commission on or about April 1, 1993, reaffirming the Family


                                     -3-

Group's mutual belief that it is in the best interests of Hastings and its shareholders that Hastings remain an independently owned corporation. The Family Group consists primarily of family members and close relatives of Stephen I. Johnson. The Schedule 13D, as amended, contains a Shareholder Letter of Intent signed by all Family Group members. The Shareholder Letter of Intent states that Family Group members believe it is in the best interests of Hastings, its shareholders, its employees and the local community that Hastings remain an independently owned corporation and further states that Family Group members intend to oppose any takeover attempt that would result in Hastings no longer remaining an independently owned corporation and which is not in the best interest of Hastings, its shareholders, its employees or the local community. Family Group members and trusts for which such persons have or share voting power hold an aggregate of approximately 177,747 shares representing approximately 45% of the outstanding shares of Hastings Common Stock as of March 21, 1997.

    <F3> Based on information set forth in a report on Schedule 13G dated
February 5, 1997. Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, has informed Hastings that all of the shares that it is deemed to beneficially own are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares and, to the knowledge of Dimensional, none of its investment advisory clients owns more than 5% of the class.

    <F4> Based on information set forth in a report on Schedule 13D dated
February 21, 1991 as amended by amendments dated April 8, 1991 and December 6, 1995.

    <F5> This number does not include shares held by SAMCO, Inc., of which
Mr. Johnson is a vice president, secretary and minority shareholder.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table shows the beneficial ownership of shares of Common Stock, held as of March 21, 1997, by each director, each nominee for election as director, each of the named executive officers (as defined in the Summary Compensation Table) and by all directors and executive officers of the Company as a group:

                                   AMOUNT OF                                                         PERCENT OF
    NAME OF                        BENEFICIAL                       NATURE OF                        OUTSTANDING
BENEFICIAL OWNER                   OWNERSHIP                   BENEFICIAL OWNERSHIP                    SHARES
----------------                   ---------                   --------------------                  -----------
Mark R. S. Johnson              26,726 shares<F1>          Sole voting and investment power             6.83%
                                   -0- shares              Shared voting and investment power              --


Andrew F. Johnson                7,383 shares              Sole voting and investment power             1.89%
                                 3,717 shares<F2>          Shared voting and investment                 0.95%

William R. Cook                    800 shares              Sole voting and investment power             0.20%
                                   -0- shares              Shared voting and investment power              --

Richard L. Foster                  -0- shares              Sole voting and investment power                --
                                   100 shares              Shared voting and investment power           0.03%

Monty C. Bennett                   575 shares              Sole voting and investment power             0.15%
                                   -0- shares              Shared voting and investment power              --

Dale W. Koop                       575 shares              Sole voting and investment power             0.15%
                                   -0- shares              Shared voting and investment power              --

Neil A. Gardner                    -0- shares              Sole voting and investment power                --
                                    10 shares              Shared voting and investment power           .003%

Douglas A. DeCamp                1,000 shares              Sole voting and investment power             0.26%
                                   -0- shares              Shared voting and investment power              --

All directors and               38,009 shares              Sole voting and investment power             9.72%
executive officers               3,827 shares              Shared voting and investment power           0.98%
as group

_____________________
    <F1> This number does not include shares held by SAMCO, Inc., of which
Mr. Johnson is a vice president, secretary and minority shareholder.

    <F2>  This number includes 2,017 shares held by Mr. Johnson's spouse in trust for the benefit of their daughter, as well as 1,700 shares held by Mr. Johnson's spouse individually. Mr. Johnson disclaims beneficial ownership of those shares. This number does not include shares held by SAMCO, Inc., of which Mr. Johnson is a vice president, treasurer and minority shareholder.

                  DIRECTORS AND EXECUTIVE OFFICERS

    The following table shows certain information concerning each director, nominee for director and executive officer, supplied by them as of December 31, 1996:

                            NOMINEES TO BE ELECTED FOR THREE-YEAR
                                    TERMS EXPIRING IN 2000
                                   PRINCIPAL OCCUPATION                        DIRECTOR
NAME AND AGE                        OR EMPLOYMENT <F1>                        SINCE <F2>
------------                        ------------------                        ----------
Mark R. S. Johnson        Co-CEO/President-Marketing (since 1994)                1977
Age 49                    and Executive Vice President-Marketing
                          (1986-1994) of Hastings

Dale W. Koop              Vice President-Engineering of Hastings                 1982
Age 58                    (since 1982)

Douglas A. DeCamp         President/CEO FHI, Inc. (formerly Flexfab, Inc.),      1984
Age 59                    a producer of aircraft hosing and
                          fiberglass products (since 1984)

                                     INCUMBENT DIRECTORS
                                    TERMS EXPIRING IN 1999
                                   PRINCIPAL OCCUPATION                        DIRECTOR
NAME AND AGE                        OR EMPLOYMENT <F1>                        SINCE <F2>
------------                        ------------------                        ----------
Andrew F. Johnson         Co-CEO/President-Operations                            1977
Age 47                    (since 1994)
                          and Executive Vice President-Operations
                          (1986-1994) of Hastings

William R. Cook           President of Pidgas, Inc.                              1977
Age 55                    Hastings, Michigan
                          (since 1975)

Monty C. Bennett          Vice President-Employee Relations                      1982
Age 59                    (since 1986) and Secretary
                          (since 1982) of Hastings

Richard L. Foster         Retired; Production Control Manager of                 1984
Age 69                    Hastings (1987-1988)

                                     INCUMBENT DIRECTORS
                                    TERMS EXPIRING IN 1998
                                   PRINCIPAL OCCUPATION                        DIRECTOR
NAME AND AGE                        OR EMPLOYMENT <F1>                        SINCE <F2>
------------                        ------------------                        ----------
Neil A. Gardner           Vice President of Hastings City Bank,                  1983
Age 50                    Hastings, Michigan, a financial institution
                          (since 1976)

                                      EXECUTIVE OFFICERS
                                    WHO ARE NOT DIRECTORS
NAME AND AGE                       POSITIONS WITH HASTINGS
------------                       -----------------------
Thomas J. Bellgraph       Vice President - Finance
Age 45                    (since January 1996) and Treasurer (since 1986)

_____________________
     <F1>  Except as noted, each person listed above has been engaged in the same principal occupation for more than five years.

     <F2>  No director or nominee for director is the director of any company that has a class of equity securities registered pursuant to
Section 12 of the Securities Exchange Act of 1934 or is subject to
Section 15(d) of that Act or any company registered as an investment company under the Investment Company Act of 1940.

     There are no family relationships (closer than first cousin) between any of the above-named persons, except that Mark R. S. Johnson and Andrew F. Johnson are brothers.

ORGANIZATION OF THE BOARD OF DIRECTORS

     The Hastings Board of Directors does not have a standing committee for nominating individuals for election as directors. The Hastings Board of Directors selects its nominees for election to the new Board of Directors at its first meeting each year in either January or February. The Hastings Board of Directors will consider nominees recommended by shareholders provided that such nominations are sent to the Secretary of Hastings on or prior to December 1 of the year preceding the

Annual Meeting of Shareholders. Any such nominations should be in writing and state the name, age and address of the nominee, his or her educational and employment background, his or her present employment and a full and complete statement as to the qualifications of the nominee to serve as a director. The Board of Directors will not consider any nomination which does not provide this information. If a shareholder intends to make a nomination at the Annual Meeting of Shareholders, he or she must deliver a notice to the Secretary of the corporation setting forth certain information concerning the proposed nominee, as described in Hastings' Bylaws, at least 120 days prior to the date of the notice of the meeting.

     The Hastings Board of Directors has a standing Audit Committee composed of William R. Cook (Chairman), Neil A. Gardner, Mark R. S. Johnson, Douglas A. DeCamp and Richard L. Foster. The function of the Audit Committee is to recommend independent auditors to the Board of Directors for the annual audit of Hastings and its subsidiaries and to discuss the results of the audit with the independent auditors. The Audit Committee is responsible for causing suitable examinations of the financial records and operations of Hastings and its subsidiaries to be performed by the internal auditor and for reviewing internal controls to insure the objectivity of Hastings' financial statements. During 1996, the Audit Committee met twice.

     The Hastings Board of Directors has a standing Compensation Committee composed of the following outside directors: William R. Cook, Douglas A. DeCamp and Neil A. Gardner. The function of the Compensation Committee is to determine if director and officer compensation by Hastings is comparable to industry standards and to make appropriate recommendations to the Board of Directors. The Compensation Committee met in 1995 to consider 1996 director and officer compensation and, due to the recent restructuring, postponed its 1996 meeting until the first quarter of 1997.

     On December 12, 1995 the Board of Directors established a
Strategic Planning Committee. The function of the Strategic Planning Committee is to consider and develop strategic policies and proposals intended to enhance shareholder value in the long or short term and to make recommendations to the Board of Directors with respect to any such policy or proposal. The Committee has discretionary authority to review and negotiate any sale or merger proposal received by Hastings and to make recommendations to the Board of Directors with respect to any such proposal. The members of the Committee may only consist of members of the Board of Directors who are not and have not for a five-year period been officers or employees of Hastings. The current members of the Committee are William R. Cook, Richard L. Foster and Neil A. Gardner. The Committee met five times in 1996.

     During 1996, there were seven meetings of the Board of Directors.
All incumbent directors attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of Committees on which they served during the year.

                      COMPENSATION OF DIRECTORS

     All directors who are not full-time employees of Hastings are paid a fee of $500 for each regular or special meeting of the Board of Directors and $500 for each committee meeting attended by the director. Directors who are full-time employees do not receive additional compensation.


                       EXECUTIVE COMPENSATION

     Compensation on an accrual basis during 1996, 1995 and 1994, for the Co-Chief Executive Officers of Hastings and for the four most highly compensated executive officers, other than the Co-Chief Executive Officers, who earned over $100,000 in salary and bonus in 1996 (the "named executive officers") is set forth together with certain other information in the following table. The executive officers of Hastings are appointed annually by and serve at the pleasure of the Board of Directors.

                     SUMMARY COMPENSATION TABLE
                                                                            LONG-TERM
                                            ANNUAL COMPENSATION        COMPENSATION AWARDS
                                      ------------------------------   -------------------
                                                                            RESTRICTED
 NAME AND PRINCIPAL                                                           STOCK           ALL OTHER
     POSITION                         YEAR       SALARY        BONUS        AWARDS<F1>      COMPENSATION<F2>
 ------------------                   ----       ------        -----        ----------      ----------------
Mark R.S. Johnson                     1996      $192,000        -0-             -0-             $9,266
Co-Chief Executive Officer            1995       192,000        -0-             -0-              9,254
President-Marketing                   1994       191,379        -0-             -0-              9,266


Andrew F. Johnson                     1996      $192,000        -0-             -0-             11,010
Co-Chief Executive Officer            1995       192,000        -0-             -0-             10,944
President-Operations                  1994       191,379        -0-             -0-             10,956


Dale W. Koop                          1996       101,610        -0-             -0-              9,981
Vice President-                       1995       100,080        -0-             -0-              9,865
Engineering                           1994        99,674        -0-             -0-             10,933

______________
     <F1>  No shares of restricted stock vested in 1996 because the performance goals were not met.

                                     -9-

     <F2>  All other compensation includes:  (a) Company matching contributions under the Hastings Savings Plan; (b) Company profit-sharing contributions to the Hastings Savings Plan; and (c) amounts allocated to use of a Company automobile. The amounts included for each factor in 1996 are:

                                         (A)          (B)         (C)

          Mark R. S. Johnson            $1,520       $7,746       -0-
          Andrew F. Johnson             $3,264       $7,746       -0-
          Dale W. Koop                  $2,280       $5,004      $2,697

                        DEFERRED COMPENSATION

     On June 1, 1986, Hastings adopted a defined contribution 401(k) profit-sharing plan known as the Hastings Savings Plan. This plan is administered by Hastings and is available to all salaried employees. Individual accounts are maintained for contributions made on behalf of each employee and each employee has a choice of investment options as to the balance in his or her account. There are four types of contributions to the plan: (1) an employee can make a voluntary contribution of the employee's compensation which is deducted by Hastings from the employee's normal compensation (legal limitations may restrict the maximum voluntary contribution by an employee in any year); (2) Hastings makes matching contributions equal to 40 percent of the amount of an employee's voluntary contribution, but only on the first 6 percent of an employee's compensation; (3) annually, from net profits, Hastings contributes for each employee an amount equal to 3 percent of the employee's compensation, plus 1 percent of the employee's compensation in excess of 50 percent of the social security wage base, plus 2 percent of the employee's compensation in excess of 75 percent of the social security wage base; and (4) Hastings may make discretionary contributions, from net profits, which are allocated among the participants based on the employee's annual compensation compared to total annual compensation of all employees. Benefits are payable at age 65 (normal retirement) or upon total disability, death or early employment termination. There are vesting requirements for Hastings' profit-sharing and discretionary contributions (but not for an employee's voluntary or Hastings' matching contributions). For employees who became participants prior to January 1, 1989, the vesting schedule is 40 percent vesting after 4 years of service, with 100 percent vesting after 5 years of service. For employees who became participants on or after January 1, 1989, the vesting schedule is 100 percent after 5 years of service.

                          STOCK PERFORMANCE

     The following graph compares the cumulative total shareholder return on Hastings Common Stock to the AMEX Market Index and Peer Group Index. The AMEX Market Index is a broad equity market index published by the American Stock Exchange. The Peer Group Index is based upon the cumulative total shareholder return on the common stock issued by the selected companies in the automotive parts and accessories industry identified in Note (1) below. The returns of each member of the Peer Group are weighted according to the respective issuer stock market capitalization at the beginning of each period for which a return is indicated. Both indices assume dividend reinvestment. Cumulative total return is measured by dividing (i) the sum of (a) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (b) the difference between the share price at the end and the beginning of the measurement period, by (ii) the share price at the beginning of the measurement period. The information in this Section entitled "Stock Performance" is not incorporated by reference in the Company's Annual Report on Form 10-K or in any other filings under the Securities Exchange Act of 1934.

     COMPARISON OF FIVE YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN





                         [PERFORMANCE GRAPH]









(Assumes $100 Invested on January 1, 1992 and Reinvestment of Dividends)

     The table below shows dollar values for cumulative total shareholder return plotted in the graph above.

                          1991        1992        1993        1994       1995       1996
                          ----        ----        ----        ----       ----       ----
Hastings                 $100.00      91.77       90.10       64.45      62.33      75.92
AMEX Market Index        $100.00     101.37      120.44      106.39     137.13     144.70
Peer Group Index         $100.00     142.48      200.80      173.29     185.01     233.16

                                     -11-

_________________________
    <F1> The companies used to create the Peer Group Index are as follows: Aftermarket Tech Corporation; Air Sensors Inc.; Amerigon Inc.; Arvin Industries Inc.; Barnes Group Inc.; Bonded Motors Inc.; Borg Warner Automotive; Boyds Wheels Inc.; Breed Technologies Inc.; Code-Alarm Inc.; Collins Industries Inc.; Colonels International Inc.; Crager Industries Inc.; Dana Corporation; Defiance Inc.; Deflecta-Shield Corporation; Desc S.A.; Detroit Diesel Corporation; Donaldson Co., Inc.; Durakon Industries Inc.; Eaton Corporation; Echlin Inc.; Edelbrock Corp.; Excel Industries Inc.; Federal-Mogul Corporation; Gentex Corporation; Glas-Aire Industries; Harvard Industries Inc.; Hastings Manufacturing Company; Hilite Industries Inc.; Jason Inc.; JPE Inc.; Kysor Industrial Corporation; Lund International Holdings; Magna International Inc.; Mascotech Inc.; Memtec Ltd.; Modine Manufacturing Co.; Monro Muffler Brake Inc.; Motorcar Parts & Accessories Inc.; O'Gara Company; Orbital Engine Corporation Ltd.; R&B Inc.; Redlaw Industries Inc.; RT Industries Inc.; Safety Components International; Schawk Inc.; Simpson Industries Inc.; Smith AO Inc.; Sparton Corporation; SPX Corporation; SRS Labs Inc.; Standard Motor Products Inc.; Standard Products Co.; Stant Corporation; Superior Industries International; Tesma International; Top Source Technologies Inc.; Transpro Inc.; TRW, Inc.; Universal Manufacturing Inc.; Valley Forge Corporation; Wescast Industries Inc.; Westinghouse Air Brake; Williams Controls Inc.; Wynn's International Inc.

     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION (2)

     The Company's executive compensation policy is formulated and recommended to the Board by the Compensation Committee of the Board of Directors. The Compensation Committee also administers the Company's compensation plans. The Compensation Committee evaluates annual salaries and incentive compensation plans for the executive officers and recommends the salaries and compensation to the Board. The Board of Directors makes the final decision on whether to adopt the Compensation Committee's recommendations.

COMPENSATION POLICIES FOR EXECUTIVE OFFICERS

     The Compensation Committee's executive compensation philosophy is intended to provide competitive levels of compensation, "tie" or "couple" officers' compensation with the achievement of the Company's performance objectives, reward good corporate performance, recognize individual achievement and allow the Company to attract and retain quality executive officers. The Compensation Committee's compensation policy provides that a significant portion of the annual compensation of each executive officer must relate to, and be contingent upon, the performance of the Company.

The Compensation Committee believes that this policy enhances shareholder value by rewarding executive officers for profitable growth of the Company.

     Section 162(m) of the Internal Revenue Code includes potential limitations on the deductibility of compensation in excess of $1 million paid to certain executive officers. The Company has examined its executive compensation policies in light of Section 162(m) and will continue to assess the impact of Section 162(m) and take action to assure that appropriate levels of deductibility are maintained. It is not expected that any portion of the Company's deduction for employee remunerations will be disallowed in 1997.

     Compensation for executive officers, including the Co-Chief Executive Officers, is comprised of three primary components: base salary, an annual incentive bonus and awards of restricted stock. Executive officers also receive various fringe benefits that are offered to other employees including health and life insurance benefits and Company contributions to their Hastings Savings Plan accounts.

BASE SALARY

     The Company seeks to attract and retain executives by providing base salaries that are generally competitive with salaries paid for comparable positions with companies of similar general type and size in the marketplace. The Company obtains comparable salary information through various surveys. The skill and experience required by the position, job performance, accountability, length of service and current economic conditions also affect what an officer earns as a base salary.

     In general, the Company reviews the base salary of executive officers on an annual basis. Annual salary adjustments are determined by evaluating comparable salaries for executives at other companies, the job performance of the officer and any increase in responsibilities of the officer.

ANNUAL CASH INCENTIVE BONUS

     The Company's executive officers may receive an annual cash incentive bonus which is based on the Company's operating performance and consolidated net income before income tax expense.

RESTRICTED STOCK PLAN

     The Company also provides executive officers and certain other key employees of the Company with incentives to increase the long-term profitability of the Company by a restricted stock plan that was established in 1990 (the "Restricted Stock Plan"). The Compensation Committee believes that the Restricted Stock Plan helps to align the interests of the Company's executive officers and key employees with those of the Company and its shareholders by encouraging and promoting stock ownership by management. The Compensation Committee believes that the Restricted Stock Plan will result in better long-term performance for the Company and its shareholders. The Company currently has no target ownership level for equity holdings by officers.

     The Restricted Stock Plan is administered by a committee (the "RSP Committee"), consisting of three outside directors who are not eligible to participate in the Restricted Stock Plan. Every award of Common Stock under the Restricted Stock Plan will be subject to two types of restriction. The first restriction is based on a continuation of employment for five years (except in the case of retirement with prior approval, death or disability); otherwise, the recipient forfeits the unvested portion of any restricted stock held by him or her. Second, a portion of each award of restricted stock is also tied to achievement of certain performance goals established by the RSP Committee. The performance goals may be company-wide, subsidiary-wide or division-wide or tailored to the individual recipient. The performance goals have generally been based on the annual net income per share performance of the Company.

     If the Company meets or exceeds the performance goals for a particular year, then the recipient will become the owner of 20% of his or her restricted stock award. If the Company (or the individual, if applicable) fails to meet the performance goals, then the recipient will forfeit all interest in 20% of his or her restricted stock award. In other words, as long as the Company (or the individual, if applicable) meets the performance goals, then the recipient may keep the shares of stock awarded to him or her under the Plan.

     All recommendations of the Compensation Committee relating to 1996 compensation were unanimously approved by the Board of Directors without modification.

                          Respectfully submitted,
                          William R. Cook
                          Douglas A. DeCamp
                          Neil A. Gardner

________________
     (2) The information in this Section entitled "Compensation Committee Report on Executive Compensation" is not incorporated by reference in the Company's Annual Report on Form 10-K or in any other filing under the Securities Exchange Act of 1934.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The following directors were members of the Compensation Committee during 1996: William R. Cook; Douglas A. DeCamp; and Neil A. Gardner. During 1996 Andrew F. Johnson, Co-CEO and President-Operations of Hastings, served as a director of Hastings City Bank, of which Neil A. Gardner is a Vice President.

                        INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of BDO Seidman, LLP, Grand Rapids, Michigan, as independent auditors to audit the consolidated financial statements of Hastings and its subsidiaries for the fiscal year ending December 31, 1996. BDO Seidman has served as independent auditors for Hastings since August 18, 1971. A representative of BDO Seidman is expected to attend the Annual Meeting of Shareholders on May 6, 1997. The representative will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions from shareholders.


       SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Hastings' directors and officers and individuals who beneficially own more than 10 percent of the outstanding shares of Hastings Common Stock to file reports with the Securities and Exchange Commission concerning their beneficial ownership and changes in their ownership of shares of Hastings Common Stock. Such persons are required by Securities and Exchange Commission regulations to furnish to Hastings copies of all Section 16(a) reports they file. Based on its review of the copies of such reports received by it or written representations from certain reporting persons that no Forms 5 were required for those persons, Hastings believes that, from January 1 through December 31, 1996, all Section 16 reporting and filing requirements were fulfilled.


                        SHAREHOLDER PROPOSALS

     Any proposal that a Hastings shareholder intends to present at the Annual Meeting of Shareholders to be held in 1998 must be received by Hastings at its principal office not later than December 12, 1997, to be considered for inclusion in its proxy statement and form of proxy relating to that meeting. Proposals of shareholders should be made in accordance with Securities and Exchange Commission Rule 14a-8.

                           OTHER BUSINESS

     The Hastings Board of Directors is not aware of any other matters that may be presented to the shareholders for formal action at the meeting. If, however, any other matters properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on such matters.


                       SOLICITATION OF PROXIES

     The cost of soliciting Proxies will be borne by Hastings. Solicitation of Proxies will be made initially by mail. Directors, officers and employees of Hastings may solicit, without additional compensation, Proxies in person or by telephone, telegram or oral communication. In addition, banks, brokerage firms and other custodians, nominees and fiduciaries may communicate with and forward soliciting materials to beneficial owners of shares held by them to obtain authorization for execution of Proxies and may be reimbursed by Hastings for reasonable expenses incurred in sending proxy materials to those beneficial holders.

     It is important that your shares be represented at the meeting. To assure your representation, please complete, date, sign and return promptly your proxy in the enclosed postage prepaid envelope.


                                 BY ORDER OF THE BOARD OF DIRECTORS


                                 /s/MONTY C. BENNETT
                                 MONTY C. BENNETT
                                 Secretary

PROXY                                                          PROXY
                   HASTINGS MANUFACTURING COMPANY
                          325 NORTH HANOVER
                      HASTINGS, MICHIGAN 49058
                    TELEPHONE NO. (616) 945-2491

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder hereby appoints Thomas J. Bellgraph and Andrew F. Johnson, and each of them, each with full power of substitution, proxies to represent the shareholder listed on the reverse side of this Proxy and to vote all shares of Common Stock of Hastings Manufacturing Company that the shareholder would be entitled to vote on all matters which come before the Annual Meeting of Shareholders to be held at the principal office of Hastings Manufacturing Company in the City of Hastings, Michigan, on Tuesday, May 6, 1997, at 9 a.m. local time, and any adjournment of that meeting.

     IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED ON THIS PROXY AS DIRECTORS. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE
                         ENCLOSED ENVELOPE.

            (Continued and to be signed on reverse side)

                   HASTINGS MANUFACTURING COMPANY


1.   ELECTION OF DIRECTORS   Nominees:        FOR    WITHHELD    FOR ALL
     Douglas A. DeCamp, Mark R.S. Johnson,                    EXCEPT THOSE
     Dale W. Koop.                                             INDICATED
     (INSTRUCTION: TO WITHHOLD AUTHORITY
     TO VOTE FOR ANY INDIVIDUAL NOMINEE,
     STRIKE THROUGH THAT NOMINEE'S NAME
     ABOVE)                                   [ ]       [ ]       [ ]

  Your Board of Directors Recommends that You Vote "FOR" All Nominees

     IF ANY NOMINEE IS UNABLE OR UNWILLING TO SERVE AS A DIRECTOR AT THE TIME OF THE ANNUAL MEETING OF SHAREHOLDERS, EACH PROXY MAY BE VOTED FOR ANY SUBSTITUTE NOMINEE DESIGNATED BY THE PRESENT BOARD OF DIRECTORS. FURTHER, THE PROXIES NAMED HEREIN SHALL HAVE DISCRETIONARY AUTHORITY TO VOTE ON OTHER MATTERS, NOT PRESENTLY KNOWN, THAT MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT DATED APRIL 11, 1997, IS ACKNOWLEDGED.


                                          Dated: ____________________, 1997

                              X____________________________________________

                              X____________________________________________
                              Signature of Shareholder(s)

                              IMPORTANT -- Please sign exactly as your name(s) appears on this Proxy. When signing on behalf of a corporation, partnership, estate or trust, indicate title or capacity of person signing. IF SHARES ARE HELD JOINTLY, EACH HOLDER SHOULD SIGN.